Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Camden Property Trust and Summit Properties Partnership, L.P. on Form S-4 of our report dated March 4, 2004, except for Notes 3, 7, 8, 21 and financial statement schedule III, as to which the date is November 12, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long Lived Assets, on January 1, 2002, the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, on January 1, 2003, and Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, as amended by Financial Accounting Standards Board Interpretation No. 46 (revised December 2003) on July 1, 2003) appearing in the Current Report on Form 8-K of Summit Properties Partnership, L.P. filed on November 16, 2004, our reports dated November 12, 2004 related to the statements of revenues and certain expenses for Charlotte Cotton Mills Apartment Building, Summit Midtown Property (formerly Highlands on Ponce LLC), Summit South End Property (formerly South End Square Apartments) and Summit Stonecrest Property (formerly Alta Haven Apartments) for the year ended December 31, 2003 (which reports express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), appearing in the Current Report on Form 8-K of Summit Properties Partnership, L.P. filed on November 16, 2004, our report dated March 4, 2004, except for Notes 3, 8, 9, 24 and financial statement schedule III, as to which the date is November 12, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long Lived Assets, on January 1, 2002, the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation, on January 1, 2003, and Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, as amended by Financial Accounting Standards Board Interpretation No. 46 (revised December 2003) on July 1, 2003) appearing in the Current Report on Form 8-K of Summit Properties Inc. filed on November 15, 2004, as amended on November 23, 2004, and our reports dated November 12, 2004 related to the statements of revenues and certain expenses for Charlotte Cotton Mills Apartment Building, Summit Midtown Property (formerly Highlands on Ponce LLC), Summit South End Property (formerly South End Square Apartments) and Summit Stonecrest Property (formerly Alta Haven Apartments) for the year ended December 31, 2003 (which reports express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), appearing in the Current Report on Form 8-K of Summit Properties Inc., filed on November 15, 2004, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
November 23, 2004